Exhibit 10.46

PHARMA INC. March 1, 2010 Frederick W. Ahlhoim 48 Hawkins Lane North Andover, MA 01845 Dear Fred, Amarin Pharma, Inc. is pleased to offer you employment in the position of Vice President Finance, reporting to the company’s Chief Financial Officer. The position is offered on the following terms. 1. Role/Duties Your responsibilities will include accounting, reporting, Sarbanes-Oxley compliance, tax, budgeting, business development support and other activities related to the function. These responsibilities may be revised from time to time as deemed appropriate by business circumstances. 2. Commencement Date/Location Your start date will be March 29, 2010. Your principal place of work will be Mystic, Connecticut; however you may be required to travel to work at other locations from time to time, to the extent such travel is reasonably necessary to perform your duties hereunder. 3. Base Salary Your semimonthly salary will be $7,292.00 ($175,008 annualized) less appropriate withholdings. Your salary will be reviewed on or about the anniversary of your start date. 4. Bonus Eligibility You will be eligible for an annual bonus of us to 20% of your annual salary (prorated for your first year to reflect that your start date was later than January 1st. Award of such bonus is based on determination of the company’s Remuneration Committee based on assessment of individual and corporate performance and achievement of goals. 5. Stock Options You will be recommended for 250,000 options over Ordinary Shares in the Company, subject to approval by the Remuneration Committee at their first meeting following your commencement date. The options will vest In four equal installments with the first quarter vesting on the first anniversary of the option grant date and the remainder in equal amounts over the following three anniversary dates.

6. Expenses Amarin shall reimburse you for all reasonable expenses you incur while carrying out your duties on behalf of Amarin provided that you follow the appropriate reimbursement claims procedure, Including providing reasonable documentation of such expenses. It Is understood that while Amarin will make lodging available to you while working In Mystic, Connecticut, mileage costs associated with travel between your home and Mystic, Connecticut will not be deemed reimbursed business expense. 7. Health Insurance You will be entitled to such major medical, life insurance and disability Insurance coverage as is, or may during your employment, be provided generally to other employees of Amarin as set forth from time to time in the applicable plan documents. Coverage is effective upon registration with our health plan providers. 8.401(k) You shall be eligible to participate in any 401(k) plan maintained by the company for the benefit of its employees. 9. Hours of Work Your normal hours of work are weekdays 8:30 am to 5:30 pm, although Amarin expects you to work such hours and at such times as may be reasonably necessary in order for you to carry out your duties effectively. 10. Vacation You are entitled to paid vacation of 15 business days per annum, excluding U.S. Federal holidays. The vacation year is January 1 to December 31 and unused vacation entitlement to a maximum of five days may be carried forward to the subsequent year. Vacation must be taken at times convenient to Amarin and sufficient notice of intention to take vacation must be given to accommodate the needs of the business. Vacation is accrued and not allotted in a lump sum. ii. Restrictions during Employment During the course of your employment with Amarin, you shall not: (a) be directly or indirectly employed, engaged, concerned or interested in any other business or undertaking; or (b) engage in any activity which the company’s Board of Directors reasonable considers may be, or become, harmful to the Interests of Amarin or which might reasonably be considered to interfere with the performance of your duties hereunder. The above provisions shall not apply:

(a) to the holding by you (directly or through nominees) of investments listed on any recognized stock exchange as long as you do not hold more than 5% of the issued shares or other securities of any class of any one company; or (b) to any act undertaken by you with the prior written consent of the company’s Chief Executive Officer, Chief Financial Officer or Board of Directors; or (c) to passive investment interests In non-pharmaceutical enterprises; or (d) to any not for profit volunteer activities, or participation in professional associations, or continuing education, which do not unreasonably interfere with the performance of your duties. 12. General Indemnification If you are made a party, or are threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that you are an employee of Amarin, you shall be indemnified and held harmless by Amarin to the fullest extent permitted or authorized by applicable law and its organizational documents, against all cost, expense, liability and loss reasonably incurred or suffered by you in connection therewith. You shall be covered under Amarin’s directors’ and officers liability insurance policy to the extent Amarin provides such coverage to other similarly situated Vice Presidents. This provision shall survive the termination of your employment relationship. 13. Termination It is understood that the employment relationship between you and Amarin is “at will” and this offer letter does not alter the “employment at will” relationship in any way. If you choose to accept the offer on the above terms and conditions, please sign and return a copy of this offer letter to John Thero, CFO, Amarin Pharma, Inc., 12 Roosevelt Avenue, Mystic, CT 06355. Subject to your acceptance of the above offer, we will provide you with applications for health insurance, a confidentiality agreement, intellectual property rights and other customary materials. We look forward to your joining the company. We are confident you will have a successful and challenging career with Amarin.

Signed for on behalf of: AMARIN PHARMA,Inc, Name: John F. Thero Date: I hereby accept and agree to be bound by the terms and conditions of the offer letter set out above. Signed: Name: Fred Ahiholrn Date: